

Almaden Minerals Ltd.
("Almaden")
Canada
TSX: AMM
NYSE MKT: AAU
Puebla Holdings Inc.
("Puebla")
Canada
100%
Minera Gorrión SA de CV
("Gorrión")
Mexico
49,999 shares
99.9%